SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  April 4, 2001
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                        (Date of earliest event reported)

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                         Progress Financial Corporation
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             (Exact name of registrant as specified in its charter)
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Delaware                           0-14815                        25-2413363
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(State of other jurisdiction    (Commission File Number)         (IRS Employer
  of incorporation)                                              Identified No.)


4 Sentry Parkway, Suite 200, Blue Bell, Pennsylvania             19422-0764
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(Address of principal executive offices)                        (Zip Code)



                                 (610)-825-8800
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              (Registrant's telephone number, including area code)



                                 Not Applicable
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(Former name,former address and former fiscal year,if changed since last report)


                         Exhibit Index appears on page 4

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Item 5.           Other Events



     On April 4, 2001 Progress Financial Corporation announced the disposition of investments in Assisted Living Communities and a pre-tax loss in its equity holdings of U. S. Interactive, Inc. For further information see the press release attached as Exhibit 99(a) and incorporated herein by reference.





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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         PROGRESS FINANCIAL CORPORATION





Dated:   April 4, 2001                    By: /s/ Michael B. High
                                         -------------------------------------
                                              Michael B. High
                                              Executive Vice President and
                                              Chief Financial Officer


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                                  EXHIBIT INDEX




    Exhibit Number                                           Description


        99(a) Press Release on Disposition of Investment in Assisted Living Communities and U.S.Interactive, Inc.





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                                  Exhibit 99(a)


                                      99(a)
   Press Release on Disposition of Investments in Assisted Living Communities and a pre-tax loss in its equity holdings of U. S. Interactive, Inc.



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                                                                Exhibit 99 (a)







NEWS RELEASE

Contact: Michael B. High, CFO/Executive Vice President
                  (610) 941-4804


For immediate release:

            Progress Financial Corporation Announces the Disposition
                of its Investment in Assisted Living Communities

         Blue Bell, PA, April 4, 2001 - Progress Financial Corporation (the "Company" - Nasdaq: PFNC) today reported the disposition of its investment in NewSeasons Assisted Living Communities Series B and C preferred stock for total consideration of approximately $6.0 million. The Company estimates it will record a pre-tax gain of approximately $740 thousand ($480 thousand after tax) during the first quarter of 2001 as a result of such sale.
         The Company also announced that it will record a pre-tax loss in the first quarter of 2001 of approximately $1.9 million ($1.2 million after tax) in its equity holdings of U.S. Interactive, Inc. (USIT) due to a permanent impairment of value. USIT filed for protection under the bankruptcy court during the first quarter of 2001. Progress acquired the stock of USIT through the exercise of warrants the Company received from its previous loan relationship with USIT. During the first quarter of 2000, the Company acquired 48,377 shares of USIT at no cost through a cashless exercise of the warrants. At the time of exercise, the warrants were carried at market value (approximately $1.9 million) in accordance with SFAS 133. The market appreciation on the warrants was previously included in client warrant income during the first quarter of 2000.

         Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, Pennsylvania. The business of the Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through eighteen full service offices. The Company also offers a diversified array of financial services including: equipment leasing through Progress Leasing Company, with offices in Blue Bell, Pennsylvania; financial planning services and investments through Progress Financial Resources, Inc., headquartered in Philadelphia, Pennsylvania; and asset based lending through Progress Business Credit. In addition, the Company also conducts commercial mortgage banking and brokerage services through Progress Realty Advisors, Inc. with locations in Blue Bell, Pennsylvania and Woodbridge, New Jersey. The Company also receives fees for the construction and development of activities through Progress Development Corporation; venture capital activities managed by Progress Capital Management, Inc.; and financial and operational management consulting services for commercial clients through KMR Management, Inc. located in Willow Grove, Pennsylvania. The Company's common stock is traded on the Nasdaq Stock Market, National Market under the Symbol "PFNC".
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